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                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan and 1997 Employee Stock Purchase Plan of CombiChem, Inc. of our report dated January 13, 1998, except for Note 10, as to which the date is March 31, 1998, with respect to the financial statements of CombiChem, Inc., included in its Registration Statement on Form S-1 (No 333-37981), filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

San Diego, California
May 7, 1998